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                             REMMELE ENGINEERING INC.
                               AUTOMATION DIVISION

                                      October 17, 1995

Ultrafem Inc.
415 N. Higgins, Suite 14
Missoula, MT 59802

ATTENTION: Mr. Wendell Guthrie

Remmele Engineering, Inc. is pleased to submit the following revised quotation for Softcup-Registered Trademark- assembly equipment to be furnished to Ultrafem Inc. for use at their facility in Missoula, Montana. This quotation supersedes all previous proposals and quotations. All changes are noted with lines in the left margin.

EQUIPMENT DESCRIPTION

Remmele Engineering will design, build and install equipment to support your startup production. The equipment design will be based on the manufacturing processes which have been developed and defined by Ultrafem.

Two independent, manually-loaded systems will be provided; a heat seal station and a thermoforming system consisting of a pre-heat station and a forming station. Each of these three stations will perform its operation of forty (40) units per equipment cycle. (Refer to attached drawings:
SOFTCUP-Registered Trademark- HEAT SEAL STATION and VACUUM FORM
STATION/PRE-HEAT STATION.)

The cycle rate of these stations will be dependent on the rate of manual loading and unloading as well as the rate of each process. Based on a 6-second heat sealing and vacuum forming cycle, a 15-second average station cycle rate can be anticipated.

PLCs will be used to control all automatic functions. The heat seal station will be controlled by its own PLC, and the thermoforming system will have one PLC to control both the pre-heat station and the forming station.

Product will be carried to and from these stations in specially-designed product carriers. These product carriers will be manually loaded with rims upstream of the equipment and manually unloaded after assembly and forming. Each carrier will hold forty (40) units in a 4 by 10 matrix. Twelve (12) product carriers will be supplied with the equipment.

An operator will be required to load carriers to a manually-operated carrier shuttle on each station. These carrier shuttles will be designed to allow the operator to position the carrier without placing his hands in an unsafe location. Pushing the shuttle to its fully inserted location will initiate the station cycle; retracting the shuttle will reset the station.




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A simple non-powered conveyor system will be provided to convey carriers through the assembly sequence. [Refer to attached drawing. PLAN VIEW.]

HEAT SEAL STATION

The Heat Seal Station will heat seal 10 mil Kraton film to Softcup-Registered Trademark- rims.

The assembly of the film to the rim will be performed by tooling contained in a heat sealing die set. Heat sealing will be accomplished by electrically-heated dies mounted to a water-cooled platen. Cooling water will be provided by a chiller supplied with the system.

Our preferred approach to the design of the die heating and mounting system is to employ a replication of your system which uses one heater to heat five dies. Eight (8) heater/die assemblies, providing a total of forty (40) dies, will be incorporated in the die set.

We recognize your concern for maintaining temperature consistency between dies. We will expedite the design and construction of this portion of the system to provide maximum opportunity to take action, if necessary, to assure acceptable performance of this heating system.

A film stripper and heat seal stripper, similar to your existing system, will also be incorporated into the die set.

The Kraton film will be supplied to the system from a roll. The film will be pulled between the heater dies and the product carrier by a manually-operated crank.

One station operator will load a carrier to the carrier shuttle and push the shuttle into position. With a segment of Kraton film in position, the heat seal die will be automatically actuated when the carrier shuttle reaches its fully inserted position. The sequence of heater and stripper operation will be controlled automatically by the PLC. When this sequence is complete, a second operator will be signaled to retract the shuttle to the load position. This operator will remove the finished pallet from the shuttle and return it to the conveyor. The operator will then manually index the film feeder to present a new segment of film, preparing the station for the next cycle.

THERMOFORMING SYSTEM

The Thermoforming System will thermoform the product into its final configuration. It will be able to accept product in the product carriers immediately after processing by the Heat Seal System. The thermoforming system will have a pre-heat station and a forming station, each of which will be manned by an operator. The timing requirements for forming after pre-heat are such that the carriers can be manually transferred between stations.

Pre-heating will be accomplished by a radiant heating system. This system will provide a uniform watt density over the area of the product carrier. The exact energy input to the product will be a function of distance from the product to the heat source and time.

The pre-heat station operator will load a carrier onto the carrier shuttle and push the shuttle into position. A timer will be initialized when the carrier shuttle reaches its fully inserted position. After a programmed period of time has elapsed, the operator will be signaled to retract the shuttle to the load position. The operator will then pass the pre-heated carrier down the conveyor to the forming station.



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The forming station operator will position the pre-heated carrier on the carrier shuttle and push the shuttle into position. When the carrier shuttle reaches its fully engaged position, the carrier will be lifted by a lower platen and pressed against vacuum cavities mounted to a stationary upper platen. This pressing action will create a seal between the rim and the vacuum cavity. Once this is achieved, a second lower platen containing male pushers will be elevated. These male pushers will both initiate the forming of the film in the center of the rim and partially cool the film in the center of the rim where the film experiences maximum deformation. All three elements of this mechanism--the lower platen, the male pusher and the vacuum cavity--will be temperature controlled to approximately -plus/minus-5 degrees of a specified temperature.

When the male forming tool and lower platen are in position, vacuum will be introduced in the vacuum cavity to form the Softcup-Registered Trademark-. There will be no monitoring of the forming vacuum in this system, based on your experience that defects can be detected visually with reliability. After a programmed period of time has elapsed, vacuum will be turned off, the male forming tool and lower platen will be returned to their starting position, and the operator will be signaled to retract the shuttle to the load position. The operator will then pass the completed carrier down the conveyor for unloading.

GENERAL DESIGN CONSIDERATION FOR EQUIPMENT TO ASSEMBLE A MEDICAL DEVICE

We assume that the manual assembly modules will operate in a controlled environment designed to minimize sources of product contamination. The product to be assembled is a medical device and will be manufactured under FDA GMP guidelines.

The assembly modules will be designed and constructed to operate while minimizing introduction of contamination to the product, assuming the equipment is maintained to specification standards and operated by trained employees. Instructions and procedures for maintaining the equipment to these standards shall be included in the equipment manual provided with the equipment.

Tooling components which come in direct contact with the product shall either be aluminum with a hard anodize or stainless steel. Two exceptions to this shall be: 1) the heat seal tools, which will have a Silver Stone EMC 420 soft textured finish, and 2) the vacuum cavities, which will be unfinished 6061-T6 aluminum.

FURTHER DEVELOPMENT OF HEAT SEALING TOOLS AND HEATING SYSTEM

As discussed during our meeting in Missoula on September 1, there may be ways in which the design of the heat sealing tools and the heating system can be improved, including the provision of individual heaters for each heat seal tool. The ultimate design will optimize heat sealing performance of multiples of up to one hundred (100) tools while minimizing the operating, maintenance and replacement costs of the tools.

For the manual line proposed in this quotation, Remmele will commit to a heat sealing heating system which will provide consistent and reliable performance of the heat seal operation. This assumes a temperature tolerance of approximately -plus/minus-5 degrees F., from an optimum setpoint at each tool. The profile design of the weld tools in the area of the weld is considered finalized and will be incorporated into the design of the manual equipment.

Throughout the development of this manual equipment, Remmele will be considering ways to improve the design of the heat sealing system for incorporation into the fully automated system.



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FINISH

The Equipment will be painted or otherwise finished for neat appearance and to resist corrosion. It will be painted per Ultrafem's instructions for meeting O.S.H.A. standards. Commercial components will be supplied with their original finish.

SPECIFICATIONS

ELECTRICAL EQUIPMENT:     480-volt, 3-phase, 60 Hertz. All wiring will be done
                          in accordance with the National Electric Code, in particular NEC Article 670, INDUSTRIAL MACHINERY, and its referenced standard NFPA 79, ELECTRICAL
                          STANDARD FOR INDUSTRIAL MACHINERY.

PNEUMATIC EQUIPMENT:      This  equipment will operate off plant air supply at
                          approximately 80 P.S.I.G.

COOLING WATER:            The  equipment  will  require  a  supply  of cooling
                          water; this will be supplied by Ultrafem.

PART DRAWINGS &           Reference  OP-1001-3,  Part  #0001   dated   8/11/93.
SPECIFICATIONS:           Process   parameters   per   list   agreed  upon  by
                          Remmele  and  Ultrafem  during  meeting   on  9/1/95
                          and  supplied  by   Ultrafem  via  fax  on  10/6/95.

GUARANTEE

The Equipment is guaranteed to conform to the description and specifications as outlined herein during the length of the warranty period.

INSPECTION AND ACCEPTANCE

Remmele will notify Ultrafem when the Equipment is ready for inspection. We request that you schedule an acceptance run as soon as possible after such notification.

The acceptance run at Remmele's facility will be two (2) hours in length. During this acceptance run, the equipment efficiency shall not be less than 90 percent of the gross production possible with a 15-second cycle. Two (2) operators will man the heat seal station, one (1) operator will man the pre-heat station, and one (1) operator will man the vacuum forming station. Product- and process-induced failures shall not be included in this calculation.

Product-induced failure incidents are defined as those resulting from product materials supplied by Ultrafem being out of specification (e.g., holes or foreign material in the film). Process-induced failure incidents are defined as those resulting when a process is executed in accordance with specifications supplied by Ultrafem and the resultant product is unacceptable. Remmele assumes responsibility for incidents associated with design and construction of the equipment which inadequately executes the processes as defined by Ultrafem. The classification of failure incidents is a responsibility shared by the Remmele Project Engineer and the Ultrafem Project Manager. Both individuals must agree on the outcome. We would further expect that simple operator mistakes would not be included in efficiency calculations for acceptance.



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An identical acceptance run will be performed at Ultrafem's facility after installation. The conditions existing during the acceptance run at Remmele's facility, including the condition of samples and the environment in which the Equipment is placed, shall be duplicated to the furthest extent possible during the acceptance run at Ultrafem's facility. It shall be the joint responsibility of Remmele and Ultrafem to inspect and recognize the conditions existing during the acceptance run at Remmele's facility and to duplicate those conditions during the acceptance run at Ultrafem's facility. Upon successful completion of the acceptance run at Ultrafem's facility, final acceptance will occur.

Remmele will thoroughly instruct Ultrafem's representatives in the proper operation and maintenance of the Equipment during their visit to our plant.

TRYOUT PARTS:

To assure that Remmele can meet its delivery commitment and performance guarantee, production part samples will be required according to the following schedule:

  (100) rims and (1) roll of Kraton film   Two (2) weeks after receipt of order
  to begin equipment design

  (100,000) rims and (10) rolls of Kraton  10,000   units/week   for  four  (4)
  film for equipment development and       weeks,  commencing  four  (4)  weeks
  debug                                    after receipt of order; remainder to
                                           be supplied 30,000 units/month   for
                                           two  (2)  months,  commencing  eight
                                           (8)  weeks  after  receipt of order.

  (40,000) rims and (4) rolls of Kraton    Sixteen  (16) weeks after receipt of
  film for the acceptance run at           order
  Remmele's facility

  (40,000) rims and (4) rolls of Kraton    Twenty-two  (22) weeks after receipt
  film for the final acceptance run at     of order
  Ultrafem's facility

EQUIPMENT STARTUP AND SUPPORT

The Equipment price includes labor costs for installation and startup support and final acceptance testing at Ultrafem's facility. Transportation and living expenses for these services, including the cost of traveling to and from the location of the Equipment, are not included in the Equipment price and will be charged to Ultrafem at cost.

Remmele's representative in your area is Mr. Carmen Pistillo of Griot Group Inc., 2230 S. McClintock Dr., Suite 1, Tempe, AZ 85282. His telephone number is (602) 968-4428.

PRICE

$357,000.00 F.O.B. Remmele's dock skidded for domestic shipment.


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DOCUMENTATION

The Equipment price includes paper copies of the following documents: electrical schematics, air schematics, timing diagrams and assembly drawings. These will be drawn to ANSI Y14.5 standards on Remmele forms.

A Remmele standard equipment manual is included in the Equipment price. The manual will include the following information:

                - Safety
                - Equipment overview
                - Description of operations and controls
                - Setup, calibration and adjustment
                - Recommended spare parts list
                - Fabricated parts list
                - Purchased parts list
                - Purchased part literature

These documents will become the property of Ultrafem.

PAYMENT TERMS

30% of total with order.

The balance is to be paid through progress payments at the following milestones:

     30% after an acceptable review at Remmele's facility of approximately
         80% of the mechanical and electrical design -- (approximately 6 weeks after receipt of order);

     15% upon start of assembly -- (approximately 14 weeks after receipt of order);

     10% upon acceptance of the equipment at Remmele's facility --
         (approximately 20 weeks after receipt of order; and

     15% upon acceptance of the equipment at Ultrafem's facility, covered by a Letter of Credit, Escrow Account, or other similar mutually-acceptable instrument. This instrument must be presented upon acceptance of the equipment at Remmele's facility; shipment of the equipment from Remmele's facility will be contingent upon Remmele receiving the mutually-acceptable instrument.

All payments are due net ten (10) days after receipt of invoice.

DELIVERY

Twenty (20) weeks from receipt of purchase order to acceptance at Remmele, subject to confirmation at time of order.

This quotation includes and is subject to the attached Remmele Automation Division Standard Conditions of Sale. In the event there are conflicts between this quotation and the attached Standard Conditions of Sale, this quotation will control. (This quotation and the attached Standard Conditions of Sale will be referred to together as the "Quotation.")


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No statement or recommendation not contained or referenced herein shall have any force or effect unless in an agreement signed by an officer or authorized representative of Remmele Engineering, Incorporated.

                                       Respectfully submitted:

SAINT PAUL, MINNESOTA                  REMMELE ENGINEERING, INC.
                                       AUTOMATION DIVISION



October 17, 1995                       By   /s/ William F. Iacoe
                                          ------------------------------------
                                            William F. Iacoe
                                            Vice President and General Manager




                                       We accept this Quotation and order the
                                       items as quoted, and we accept the
                                       attached Standard Conditions of Sale,
                                       including all warranty provisions.

                                       ULTRAFEM INC.



                                       By  /s/ John W. Andersen
                                          ------------------------------------

                                       Title Chairman/CEO
                                             ---------------------------------

                                       Dated Oct. 18, 1995
                                             ---------------------------------

                           REMMELE ENGINEERING, INC.

                             AUTOMATION DIVISION

                              CONDITIONS OF SALE

  I. ACCEPTANCE OF THIS QUOTATION: This Quotation is an offer to sell which is not binding upon Remmele until accepted by the Buyer. To accept this Quotation, Buyer must return a fully executed copy of the Quotation to Remmele within sixty (60) days from the date hereof. Buyer's acceptance of this Quotation is limited to the terms of the Quotation. The contract shall consist of all the terms and conditions set forth herein, unless Remmele agrees in writing to other terms and conditions. If this Quotation is not accepted within the sixty (60) day period, it shall no longer be binding upon Remmele unless reaffirmed at the request of the Buyer.

 II. CANCELLATION: The Buyer may cancel an order by submitting a written notice of cancellation to Remmele before the Equipment is delivered. If the Buyer cancels an order, it must compensate Remmele at Remmele's standard rates and profit margins for the material and labor that Remmele expended or committed, up to and including the date on which the written notice of cancellation was received by Remmele. Upon cancellation and payment by the Buyer, all parts will become the Buyer's property. All designs, plans, drawings and specifications shall remain the property of Remmele.

III. DELAYS: If a delay occurs in any of the events described in this Quotation for which payment is due and such delay is not attributable to Remmele but is, instead, attributable in substantial part to an act or omission on the part of the Buyer, the Buyer will pay to Remmele eighty percent (80%) of the amount due within sixty (60) days from the scheduled completion date for such event. The remaining twenty percent (20%) will be paid upon the actual completion of the event.

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      If delays which substantially inhibit Remmele's performance under this contract exceed one hundred twenty (120) days in the aggregate, and such delays are not attributable to Remmele but are, instead, attributable in substantial part to an act or omission on the part of the Buyer, Remmele may, at its option, consider the order canceled by the Buyer and subject to the cancellation provision contained in these Conditions of Sale.

  IV. CHANGE REQUESTS AND CHANGE ORDERS: If the Buyer wishes to expand or modify the work scope of the contract between Remmele and the Buyer, the Buyer must submit a written work scope change request. Remmele will respond promptly to such a request by stating in writing what effect, if any, the request will have on the purchase price and delivery date of the Equipment.

      After Remmele and the Buyer agree upon a work scope change request and any adjustments to the purchase price or delivery date, the Buyer shall submit a written change order to Remmele, signed by an authorized representative of the Buyer. A written change order must be received by Remmele before any changes will be made to the present scope of work.

   V. DELIVERY: Every effort will be made to ship orders by the date promised, but REMMELE SHALL NOT BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, CONSEQUENTIAL OR INCIDENTAL, ARISING OUT OF ANY DELAY IN DELIVERY.

  VI. SAMPLES: The Buyer must send sufficient samples of product to Remmele for design and test purposes. These samples must be clean and dry. They should be shipped at the time of the order and will be provided at no cost to Remmele. All products will be retuned with the completed Equipment. It is understood that a portion of said products may be damaged during setup and run-in of the Equipment.

      As with any automated equipment, it is very important for the samples to conform to specifications and to be consistent. For this reason, this Quotation is based on the premise that the samples provided for Remmele's design and test purposes will consistently conform to the Buyer's production specifications/drawings in every respect and will be consistently within specification/drawing limits. Failure to comply with this premise could affect delivery time, project cost, functionality, production rate, or all of these factors.

 VII. SPARE PARTS: The purchase price of the Equipment does not include any spare parts; however, upon request, Remmele will furnish the Buyer with a list of parts which we would recommend that you stock for maintenance purposes.

VIII. TAXES: Any tax or other federal, state or local governmental charge on the production, sale or shipment of the Equipment, now or hereafter imposed, shall be added to the price herein quoted and shall be paid by the Buyer.

  IX. SAFETY REQUIREMENTS: Remmele warrants that the goods covered by this order will conform to nationally recognized standards under the Occupational Safety and Health Act (O.S.H.A.) at the date of the purchase order; however, Remmele does not assume any responsibility for conformance to local codes or those codes not known by Remmele. Buyer agrees to participate with Remmele in a review of the equipment for compliance of nationally recognized codes.

      Remmele will fully cooperate with the Buyer in the design, manufacture or procurement of additional safety features or devices which are deemed necessary under subsequent O.S.H.A. standards or any other statute, ordinance or governmental regulation. The price at which all such additional services and equipment shall be furnished by Remmele will be at Remmele's standard rates or prices then in effect, or as mutually agreed to by Remmele and the Buyer.

      The Buyer agrees, at its own cost and expenses, to train all equipment users not trained by Remmele to follow safe operating procedures and to understand and retain the information contained in the operating manuals, maintenance manuals and safety warning signs.

   X. PERMITS: The Buyer shall be responsible for the procurement at its expense of any special permits required for the design, fabrication, testing, transport, installation or operation of the Equipment.

  XI. TITLE AND ACCESS TO THE EQUIPMENT: Title to the Equipment shall pass from Remmele to the Buyer at the time Equipment is delivered or shipped under the F.O.B. terms contained in this Quotation. Prior to that time, the Buyer will be given reasonable access to the Equipment.

      In the event that this Quotation includes an acceptance test at the Buyer's facility, the following shall apply: Although title shall pass to the Buyer at the time of delivery or shipment, the Buyer will have no right to work on or with the Equipment without Remmele's authorization until final acceptance at the Buyer's facility. If the Buyer works on or with the Equipment prior to final acceptance without Remmele's authorization, all warranties, guarantees and remedies extended in this Quotation are void, Remmele's obligations under this Quotation will be deemed complete, and Remmele will not be in any way responsible for any damage to the Equipment or other property or for any injury to any person. After the Equipment is delivered to the Buyer, but before final acceptance, the Buyer shall give Remmele reasonable access to the Equipment for the purposes of: (1) installing the Equipment, in the event that installation services are included in this Quotation; and
      (2) preparing the Equipment for final acceptance testing. Remmele shall have the right until final acceptance to take parts from the Equipment back to its facility for purposes related to achieving final acceptance.

XII. WARRANTIES: Remmele warrants that the Equipment shall conform to the description and specifications found in this Quotation. The warranty period is one (1) year and begins on the date of final acceptance at Buyer's facility.

      THE EXPRESS WARRANTIES CONTAINED IN THIS QUOTATION ARE GIVEN IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, REMMELE EXCLUDES AND DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

      In order for the warranties contained in this Quotation to remain in effect, the Buyer must follow and demonstrate compliance with Remmele's and any of Remmele's suppliers recommended maintenance procedures.

      On all items purchased by Remmele, the warranties of the manufacturer of those items shall apply to those items.

XIII. PATENT INFRINGEMENT: Remmele warrants that it is without knowledge that the Equipment and its sale or intended use designated in this Quotation according to Remmele's specifications or written recommendations, if any, will infringe any third party patent rights; but Remmele makes no warranty whatsoever for infringement of third party patents with respect to Equipment incorporating designs or specifications furnished by the Buyer to Remmele or to claims that the product produced by the Equipment itself infringes or otherwise constitutes unauthorized use of any patent, copyright, trade secret or other intellectual property right. Except as limited below, Remmele shall indemnify and hold the Buyer harmless from any infringement in breach of the above warranty, provided the Buyer gives Remmele prompt notice of any claimed infringement and the right to assume the defense of such claim. Furthermore, in the event of any such claimed infringement, Remmele may, at its sole option, procure for the Buyer, at Remmele's expense, the right to continue using the Equipment, modify it so it becomes noninfringing, or remove the Equipment and refund the total purchase price therefor plus the expenses incurred by the Buyer in shipping the Equipment to the Buyer's facility. In no event shall Remmele's cumulative liability for the above indemnity or for any past or future royalties or damages exceed the purchase price of the Equipment.

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  XIV. REMEDIES: Remmele shall repair or, at its option, replace any
       Remmele-designed and manufactured item which, within one (1) year of the date of shipment, proves defective in design or workmanship. All claims relating to defects in the Equipment or in any of its parts must be submitted to Remmele in writing within one (1) year of shipment. If the defective item can be sent to Remmele, Remmele's responsibility to repair or replace shall be contingent upon the Buyer returning the defective item to Remmele. The Buyer will be invoiced for the replacement part, and credit will be issued upon the return of the defective part to Remmele.

       Remmele will provide the Buyer with on-site warranty assistance, provided the defective part cannot be sent to Remmele or the issue in question cannot be resolved over the telephone. Remmele will make its best reasonable effort to respond to any warranty issues in a timely fashion to meet the Buyer's needs. If the Buyer and Seller mutually agree that the situation could have been resolved by qualified Buyer maintenance personnel and telephonic consultation with Seller project personnel, transportation and living expenses incurred during these warranty calls, including the cost of traveling to and from the location of the Equipment, will be billed at cost.

       Remmele's responsibility and liability to the Buyer is limited to the repair and replacement remedy set forth in this section, provided, however, that if the cost of repair or replacement exceeds the quoted price of the Equipment, Remmele may, at its option, refund the quoted price to the Buyer. These are the Buyer's sole and exclusive remedies. If these limited remedies are held to have failed of their essential purpose, or are otherwise held invalid or inapplicable, Remmele's liability is limited to the purchase price of the Equipment, regardless of the legal theory of any claim. IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL REMMELE BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES.

   XV. NON-WARRANTY SERVICE AGREEMENT: Service calls that are not related to warranty work will be provided under Remmele's current service rates.

  XVI. THIRD-PARTY INDEMNIFICATION: Remmele agrees, at its own cost and expense, to defend and hold the Buyer harmless from any claim by any person, firm, corporation or governmental unit which is caused by or arises out of the intentional malfeasance or negligent acts or omissions of Remmele.

       The Buyer agrees, at its own cost and expense, to defend and hold Remmele harmless from any claim by any person, firm, corporation or governmental unit which is caused by or arises out of the intentional malfeasance or negligent acts or omissions of the Buyer.

 XVII. DRAWING AND DOCUMENT INDEMNIFICATION: In the event any claim arises out of: (1) the negligent or careless use or intentional misuse of the drawings and documents supplied pursuant to this Quotation by the Buyer or the Buyer's employees in maintaining or supporting the Equipment; or
       (2) any use of these drawings and documents, other than in maintaining or supporting the Equipment, by the Buyer, the Buyer's employees, or anyone else other than Remmele or its vendors, the Buyer hereby agrees to defend, indemnify and hold Remmele harmless from all expense, including payment of damage awards, settlements, costs and legal fees, incurred by Remmele in the defense of said claim. In the event of an indemnifiable claim, Remmele, at Remmele's sole option, may permit the Buyer to treat said claim as if it had been brought directly against the Buyer and to settle or defend said claim at the Buyer's expense and as the Buyer sees fit.

XVIII. INTEGRATION: This Quotation sets forth the entire understanding and agreement between Remmele and the Buyer relating to the Equipment and merges all prior oral discussion between them. No modification, extension, or waiver of these documents or any provision hereof shall be binding unless mutually agreed to in writing.

  XIX. FORCE MAJEURE: The obligations of Remmele and the Buyer to perform shall be excused during each period of delay caused by matters which are beyond the reasonable control of the party obligated to perform, such as strikes, shortages of raw materials, government orders, or acts of God, and the time for performance shall be extended for such period; provided that if an event of FORCE MAJEURE occurs, the party who is claiming to be excused from performance shall give prompt notice of the event of FORCE MAJEURE to the other party; and provided further that if an event of FORCE MAJEURE occurs which prevents performance of the contract and continues for a period of more than one hundred twenty
       (120) days, Remmele may, at its option, cancel the contract without further liability to Remmele.

   XX. HEADINGS: All section and paragraph titles and captions are asserted for ease of reference only and are without contractual significance or effect.

  XXI. SEVERABILITY: If any provision of this Quotation is held unenforceable or invalid or in conflict with the law of any competent jurisdiction, it will be deemed severed from this Quotation and the remaining portions of this Quotation shall remain in full force and effect.

 XXII. APPLICABLE LAW: The Buyer and Remmele agree that this Quotation shall be deemed to be executed in the State of Minnesota. The Buyer and Remmele further agree that this Quotation shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Minnesota.

XXIII. RESOLUTION OF DISPUTES: Any controversy, claim or dispute arising out of or relating to this Quotation, or to the alleged breach of any element of this Quotation either by Remmele or the Buyer, shall be settled as follows: Both parties will first attempt in good faith to promptly resolve the controversy, claim or dispute by negotiations between senior executives of the parties who have authority to settle the matter (and who do not have direct responsibility for administration of this agreement). If the controversy, claim or dispute has not been resolved by such negotiations within sixty (60) days after written request by either party, the matter shall upon written request of either party then be settled by binding arbitration before three (3) arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), and judgment on the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof. At least two of the three arbitrators shall be experienced in and have knowledge of factory automation. The parties agree that any arbitration hearing shall be held in Saint Paul, Minnesota. Any claim in connection with this Quotation not made within two (2) years after delivery of the Equipment shall be waived.